UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

GEE GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2017, GEE Group, Inc. (the “Company”) and its subsidiaries, as Borrowers, each subsidiary of the Company listed as a "Guarantor" on the signature pages thereto (together with each other Person joined thereto as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor", and together with the Borrowers, collectively, the "Loan Parties" and each a "Loan Party"), certain lenders which now are or which thereafter become a party thereto that make Revolving Advances thereunder (together with their respective successors and assigns, collectively, the "Revolving Lenders" and each a "Revolving Lender"), the lenders which now are or which thereafter become a party thereto that made or acquire an interest in the Term Loans (together with their respective successors and assigns, collectively, the "Term Loan Lenders" and each a "Term Loan Lender", and together with the Revolving Lenders, collectively, the "Lenders" and each a "Lender"), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (together with its successors and assigns, in such capacity, the "Administrative Agent") and as collateral agent for the Lenders (together with its successors and assigns, in such capacity, the "Collateral Agent"), and MGG INVESTMENT GROUP LP, as term loan agent (together with its successors and assigns, in such capacity, the "Term Loan Agent" and together with the Administrative Agent and the Collateral Agent, each an "Agent" and, collectively, the "Agents"), entered into a Consent to Extension of Waiver to Revolving Credit, Term Loan and Security Agreement (the “Waiver”). Under the terms of the Waiver, the Lenders and the Agents agreed to extend to October 3, 2017 the deadline by which the Borrowers must deliver to the Agents and the Lenders, (i) updated financial information and projections of the Loan Parties in form and substance satisfactory to the Agents and the Lenders to amend the financial covenant levels set forth in Section 6.5 to the Loan Agreement in a manner acceptable to the Agents and the Lenders in their sole discretion, and (ii) a fully executed amendment to the Loan Agreement that amends the financial covenant levels set forth in Section 6.5 of the Loan Agreement in a manner acceptable to the Agents and the Lenders and any other terms and conditions required by the Agents and the Lenders in their sole discretion. Additionally, the Borrowers paid a $73,500 consent fee to the Agents for the pro rata benefit of the Lenders. in connection with the Waiver.

In addition, on August 31, 2017, the Company received a waiver (“Additional Waiver”) made to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017 (the “Credit Agreement”), by and among the Company, the Loan Parties, Administrative Agent and the Term Loan Agent, pursuant to which the Administrative Agent agreed, and the Administrative Agent has been advised that the Term Loan Agent has agreed, that notwithstanding the terms of Section 6.17(d) of the Credit Agreement, the due date for the Borrowers to deliver to the Agents the Subordination Agreement (Dampier) (as defined in the Credit Agreement) and an amended Subordinated Note (Dampier) (as defined in the Credit Agreement), in each case duly executed by the Persons party thereto and in form and substance satisfactory to the Agents, shall be extended from August 31, 2017 to October 3, 2017.

A copy of the Waiver is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Waiver to the Revolving Credit, Term Loan and Security Agreement dated as of August 31, 2017, by and among GEE Group, Inc., and its subsidiaries as a “Borrower” and PNC Bank, National Association, as administrative agent and collateral agent for certain investment funds managed by MGG Investment Group LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.
(Registrant)

Date: September 1, 2017	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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